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                                                                   EXHIBIT 23(D)

                          FINANCIAL ADVISOR'S CONSENT

The Board of Directors and
Stockholders of
North Fork Bancorporation, Inc.

     We hereby consent to the use of our opinion dated September 28, 1994 contained in the Joint Proxy Statement and Prospectus, relating to the fairness, from a financial point of view, of the Aggregate Consideration to the stockholders of North Fork Bancorporation, Inc. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Sincerely,

                                          M.A. SCHAPIRO & CO., INC.

                                          /s/  RICHARD J. KELLY
                                          --------------------------------------
                                          Richard J. Kelly
                                          Director of Investment Banking

September 28, 1994